Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Research Subaward Agreement
Amendment

Pass-Through Entity (PTE)		Subrecipient
Yale University	Entity Name	Miragen Therapeutics, Inc.
Office of Sponsored Projects 25 Science Park, 3rd Floor 150 Munson Street, PO Box 208327 New Haven, CT 06520-8327	Address including City, State, Zip+4 (Country, if non-US)	6200 Lookout Road Boulder, CO 80301
[*], MD	Principal Investigator	Rusty Montgomery, MD
PTE Federal Award No: 5UH3HL123886-04	Amendment No: 4	Federal Awarding Agency: National Heart, Lung, and Blood Institute

Project Title: Mir-29 mimicry as a therapy for pulmonary fibrosis

Subaward Period of Performance:	Amount Funded This Action:	Subaward No:
Start Date: Jul 1, 2017 End Date: Jun 30, 2018	$[*]	GR100301 (CON-80000904)

Effective Date of Amendment:	Total Amount of Federal Funds Obligated to Date:	Subject to FFATA:
Jul 1, 2017	$[*]	✔ Yes No

Amendment(s) to Original Terms and Conditions
This Amendment revises the above-referenced Research Subaward Agreement as follows:

Action:

- Subaward Period of Performance extended to June 30, 2018.
- Authorized Funding for Budget Period: [*]
- Carry over is not automatic and requires prior approval.
- Subaward No. revised to GR100301 (CON-80000904). Invoices that do not reference the revised Subaward No. will be returned to Subrecipient. Questions concerning invoices should be directed to Dennis Titley at dennis.titley@yale.edu.

All other terms and conditions of this Subaward Agreement remain in full force and effect.

By an Authorized Official of PTE:	By an Authorized Official of Subrecipient:
/s/ Andrea Lozano	/s/ Jason Leverone 9/29/2017 | 10:18 AM MDT
Name: Andrea Lozano Date 10/5/17	Name: Jason Leverone Date
Title: Award Manager	Title: Chief Financial Officer